Exhibit 99.1

Media:

Thomas Furr
Smart Online, Inc.
919-765-5000
tfurr@smartonline.com

Smart Online Appoints David E. Colburn to Board of Directors

RESEARCH TRIANGLE PARK, N.C., May 31, 2007 — Smart Online Inc. (OTCBB: SOLN), a leading provider of Software-as-a-Service (SaaS) for the small business market, today announced the appointment of an independent director, David E. Colburn, to its board of directors, effective May 31, 2007.

Mr. Colburn served as President from 2004 to 2006 of the Global Manufacturing Industry Practice of Electronic Data Systems (EDS), which is a leading provider of business and technology solutions. He has been responsible for developing EDS’ global manufacturing industry business and sales strategy for its automotive, industrial manufacturing, high tech, and aerospace and defense segments. Prior to serving as the President of the Global Manufacturing Industry Practice of EDS, Mr. Colburn also held positions in EDS as the Area Director of Manufacturing — Automotive, Vice President of the Global Industry Group, and Vice President of Global Industrial Manufacturing within the Global Industry Group. Mr. Colburn has also been President of four different corporations in the Manufacturing and Industrial segments. He has served as chairman and on the boards of directors of several automotive industry associations. Mr. Colburn received a Bachelor of Arts in Liberal Arts from Robert Wesleyan College, and previously served on that institution’s Board of Trustees.

“We are pleased to welcome Mr. Colburn to Smart Online’s board of directors. We believe his experience and leadership with large public companies in the areas of operations, finance, auditing, and corporate governance will be particularly valuable to Smart Online as we continue to take advantage of the growing small business SaaS market,’’ said Jeff LeRose, Chairman of the Board.

“I am pleased to have this opportunity to be a part of a leading company in the SaaS sector. I am aware of the challenges and rewards that come with being on the board of a cutting-edge technology company such as Smart Online. Having spent many years in the technology arena, I fully appreciate the benefits that SaaS delivered business applications can have on assisting small businesses to start and grow their business,” said David Colburn.

About Smart Online, Inc.

Smart Online Inc. (OTCBB: SOLN), a pioneer of Web-native applications, offers a private-label syndicated online business platform that enables Web delivery of applications and services used to start and manage small businesses. In 1999, Smart Online converted its business applications to a Software-as-a-Service (SaaS) Web delivery model. Today, the company markets its Web-based business applications to corporations via the private-labeling of its syndicated software services. These companies private-label and add to their Web sites Smart Online’s applications to enable their business customers to run their businesses more efficiently and without the upfront capital typically required for traditional business software and IT resources. To learn more go to http://www.smartonline.com.

Smart Online, the Smart Online logo, and OneBizSM are trademarks and/or registered trademarks of Smart Online Inc. in the United States. Other marks belong to their respective owners.

Forward-Looking Statements

Statements in this press release that are “forward-looking statements,” are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of many factors, including, but not limited to, delays in development schedules, changes in market conditions, product announcements by other companies and customer perception of the value of our enhanced products. For further information regarding risks and uncertainties associated with Smart Online’s business, please refer to the Risk Factors Section of Smart Online’s SEC filings, including, but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2005 and Quarterly Reports on Form 10-Q, copies of which may be obtained on the Web site of the Securities and Exchange Commission. All forward-looking statements in this press release are based on information available to Smart Online on the date hereof. Smart Online undertakes no duty to update any forward-looking statement or to conform the statement to actual results or changes in Smart Online’s expectations.